                              FIRST AMENDMENT TO
                             TERM CREDIT AGREEMENT

     This Amendment is agreed to and effective as of the 1st day of October, 1995, by and between SA Telecommunications, Inc., a Delaware corporation formerly known as SA Holdings, Inc. (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank").

     The Borrower and the Bank have entered into a Term Credit Agreement dated as of July 31, 1995 (together with all amendments, modifications and restatements thereof, the "Credit Agreement").

     The Borrower and the Bank wish to amend certain provisions of the Credit Agreement.

     ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

          1.   DEFINITIONS.   All terms defined in the Credit Agreement that
are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

          2.   AMENDMENT.  The Credit Agreement is hereby amended as follows:

          (a) The definition of "Adjusted Operating Cash Flow" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Adjusted Operating Cash Flow" means, with respect to any period, the Operating Cash Flow for such period PLUS the Expense Reduction Amount, if any, attributable to such period. Adjusted Operating Cash Flow as of any month-end means (i) with respect to any month-end occurring on or before the Conversion Date (but after the Closing Date), the Adjusted Operating Cash Flow during the 6-month period ending on such date, multiplied by two, and (ii) with respect to any month-end occurring after the Conversion Date, the Adjusted Operating Cash Flow during the 12-month period ending on such date.

          (b) The phrase, "quarter-end", in the definition of "Borrowing Certificate" in Section 1.1 of the Credit Agreement is hereby deleted, and the phrase, "month-end", is substituted therefor.

          (c)  The table in the definition of "Expense Reduction Amount" in
     Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:


          Month                       Expense Reduction Amount
          -----                       ------------------------
          August 1995                        $163,000
          September 1995                      107,000
          October 1995                         49,000
          November 1995                        47,000
          December 1995                         2,000

          (d) The phrase, "fiscal quarter-end", in the definitions of "Senior Debt Service Ratio", "Senior Debt Service Requirements" and "Senior Leverage Ratio" in Section 1.1 of the Credit Agreement is hereby in each instance deleted, and the phrase, "month-end", is in each instance substituted therefor.

          (e) The phrase, "during the immediately succeeding four-quarter period", in the definition of "Senior Debt Service Requirements" in
     Section 1.1 of the Credit Agreement is hereby deleted, and the phrase, "during the immediately succeeding 12-month period", is substituted therefor.

          (f) The phrase, "as at the end of that fiscal quarter", in the definition of "Senior Leverage Ratio" in Section 1.1 of the Credit Agreement is hereby deleted, and the phrase, "as of that month-end", is substituted therefor.

          (g) Section 2.4(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

               (e) The Equity Increment shall be o%.

          (h)  The following new Section 2.16 is hereby inserted at the end of
     Article II of the Credit Agreement:

               Section 2.16 DEFAULT FEE. The Borrower shall pay the Bank a default fee in the amount of $25,000 on or before January 31, 1996; provided, however, that the Bank shall waive the payment of such fee if the Borrower proves to have been in compliance with Sections 5.9,
          5.10 and 5.11 of this Agreement as of December 31, 1995. Such fee shall be in addition to any other amounts required to be paid by the Borrower under this Agreement or the Note. Neither the payment nor acceptance of such fee shall be deemed a waiver or execute of any Default or Event of Default, including but not limited to any Event of Default arising from the Borrower s breach of Section 5.9, 5.10 or 5.11 as of December 31, 1995.

          (i) The last two sentences of Section 4.4 of the Credit Agreement are hereby amended in their entirety to read as follows:

          The Borrower hereby represents, warrants and agrees with the Bank that Borrower has filed a Form 15 with the Securities and Exchange Commission withdrawing SATC's registration statement and has delivered to the Bank (i) a security agreement, duly executed by SATC, in the form of the Security Agreements, (ii) such UCC-1 financing statements and other documents as the Bank has required to perfect the security interest thereunder, and (iii) a guaranty duly executed by SATC, in the form of Exhibit D; provided, however, that such security agreement and guaranty, and the security interest in SATC's stock granted pursuant to the Borrower's Security Agreement, shall be released and such UCC-1 financing statements terminated by the Bank concurrent with the sale or other disposition of at least
          80% of the stock or substantially all of the assets of SATC.

          (i) Section 5.1(b) of the Credit Agreement is hereby amended as follows:

          (i) The phrase, "45 days", is hereby deleted, and the phrase, "Applicable Period", is substituted therefor.

          (ii) The phrase beginning with the words, "and with respect to the financial statements delivered for any month", and ending immediately before the period at the end of that Section 5.1(b) is hereby deleted, and the following is substituted therefor:

               and further accompanied by a Compliance Certificate and a Borrowing Certificate as of the end of such month, each signed by the president or the chief financial officer of the Borrower.

          (iii)  The following is hereby inserted at the end of Section 5.1(b):

               As used herein, "Applicable Period" means (i) with respect to the Borrower's financial statements as of October 31, 1995 and November 30, 1995, 40 days, and (ii) with respect to the Borrower's financial statements as of each month-end thereafter, 35 days.

          (k) Sections 5.9, 5.10 and 5.11 of the Credit Agreement are hereby amended in their entirety to read as follows:

               Section 5.9 SENIOR LEVERAGE RATIO. The Borrower will at all times maintain its Senior Leverage Ratio, determined as at the end of each month designated below, at not more than the amount set forth below opposite such month:


          Months                                       Ratio
          ------                                       -----
          October 1995                                 4.85 to 1
          November 1995                                3.65 to 1
          December 1995                                3.10 to 1
          January 1996 through September 1996          2.50 to 1
          October 1996 through June 1997               2.25 to 1
          July 1997 through June 1998                  1.75 to 1
          July 1998 through June 1999                  1.25 to 1
          July 1999 and thereafter                     0.75 to 1

               Section 5.10 SENIOR DEBT SERVICE RATIO. The Borrower will at all times maintain its Senior Debt Service Ratio, determined at the end of each calendar month, at no less than 2.0 to 1 through June 30, 1996 and at not less than 1.75 to 1 thereafter.

               Section 5.11 OPERATING CASH FLOW. The Borrower shall maintain its Operating Cash Flow for each period of 12 consecutive calendar months, determined as of the end of each calendar month, (i) with respect to each month designated below, in an amount not less than the amount set forth opposite that month:


               Months                   Operating Cash Flow
               ------                   -------------------
               October 1995             $1,443,299
               November 1995            $1,876,712
               December 1995            $2,209,677

          and (ii) with respect to each other month, in an amount not less than the greater of (A) $2,818,141 or (B) 85% of its Operating Cash Flow during the period of 12 consecutive calendar months ending one year prior to the date of determination.

          (l) Section 7.1(q) of the Credit Agreement is hereby amended in its entirety to read as follows:

          (q) The Borrower shall fail to have sold or otherwise disposed of at least 80% of the stock or substantially all of the assets of SATC on or before February 29, 1996.

          (m) Schedule 4.12 of the Credit Agreement is hereby amended in its entirety to read as set forth in Schedule 4.12 hereto.

          (n)  Exhibit A to this Amendment is hereby inserted at the end of
          Schedule 4.15 of the Credit Agreement as page 8 of that Schedule
          4.15.

          3. WAIVER OF SEPTEMBER 30, 1995 FINANCIAL COVENANT VIOLATIONS. The Bank hereby waives any Event of Default occurring under Section 7.1(b) of the Credit Agreement on account of the Borrower's breach of Sections 5.9,
5.10 and 5.11 of the Credit Agreement as of September 30, 1995. Such waiver shall be effective only as expressly set forth in the preceding sentence, it shall not constitute or imply a waiver of (i) any Event of Default occurring on or before September 30, 1995 under any other section of the Credit Agreement or for any other reason, or (ii) any Event of Default (including any Event of Default on account of the Borrower's breach of Section 5.9, 5.10 or 5.11 of the Credit Agreement) with respect to any date or period after September 30, 1995.

          4. WAIVER AND CONSENT TO PURCHASE OF SWITCH AND RELATED EQUIPMENT. The Borrower has indicated to the Bank that Long Distance Network, Inc. ("LDN") has purchased certain switching and related equipment (the "Switch Equipment"), as described in a document entitled "Security Agreement Telecommunications, Inc. Operations/Network Planning" and a Lease Agreement effective on October 11, 1995 between Telecommunications Finance Group and LDN (collectively, the "Lease"), copies of which have delivered to the Bank, for a price equal to $1,194,483 (the "Switch Equipment Purchase"). The Bank has consented and hereby consents to the Switch Equipment Purchase and waives any Event of Default occurring under Section 7.1(b) of the Credit Agreement on account of the Borrower's breach of Section 6.11 of the Credit Agreement for failure of the parties to reduce the prior consent of the Bank for the Switch Equipment Purchase to a formal writing. For purposes of
Section 6.1 and 6.2 of the Credit Agreement, the Bank further consents to the incurrence of indebtedness and the granting of liens to facilitate the Switch Equipment Purchase as set forth in the Lease so long as (i) the aggregate principal amount of such indebtedness does not exceed $1,194,483, and (ii) the security interest granted therein does not extend to or cover any property of the Borrower or any Subsidiary other than the Switch Equipment.

          5. WAIVER OF REPORTING DEADLINES. The Bank hereby waives any Event of Default arising under Section 7.1(c) of the Credit Agreement on account of the Borrower's failure to deliver the projections required to be delivered under Section 5.1(c) of the Credit Agreement with respect to the fiscal year commencing January 1, 1996 and the Borrower's failure to deliver, by November 15, 1995, various reports required under Section 5.1(d) of the Credit Agreement as of and for the period ended September 30, 1995, so long as the Borrower delivers all such projections and reports to the Bank not later than November 30, 1995.

          6. ADDITIONAL MANDATORY PREPAYMENT. Not later than November 30, 1995, the Borrower shall pay to the Bank $150,000 for application as a prepayment of the Note in accordance with Section 2.7 of the Credit Agreement. Failure to make such payment when due shall constitute an Event of Default under the Credit Agreement. No prepayment premium shall be required under Section 2.8 of the Credit Agreement on account of such prepayment.

          7. DEADLINE FOR ADDITIONAL DOCUMENTS. The Borrower and the Bank agree that the deadline for delivery of the documents required to be delivered under paragraphs 2(a) and 3(b) of the closing letter dated August 1, 1995 between the Borrower and the Bank shall be November 30, 1995.

          8. WAIVER FEE. In consideration of the Bank's entering into this Amendment, the Borrower will pay the Bank a waiver fee on the date hereof in the amount of $10,000. Such fee shall be deemed fully earned by the Bank on the date hereof and shall be in lieu of any Default Increment required under
Section 2.4(d) of the Credit Agreement on account of the breaches waived pursuant to this Amendment.

          9. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

          (a) The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment, and to perform this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly and validly executed and delivered to the Bank by the Borrower, and this Amendment and the Credit Agreement as amended hereby constitute the Borrower's legal, valid and binding obligations, enforceable in accordance with their respective terms.

          (b) The execution, delivery and performance by SATC of the guaranty and security agreement (the "SATC Documents") required under Section 4.4 of the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign,
     (ii) violate SATC's articles of incorporation or bylaws or any provision of any law, rule, regulation or order presently in effect having applicability to SATC, or (iii) result in a breach of or constitute a default under any indenture or agreement to which SATC is a party or by which SATC or its properties may be bound or affected.

          (c) The Borrower has prepaid $1,100,000 in principal and $17,813.83 in interest on Subordinated Debt after July 31, 1995 and on or before November 13, 1995. Such payment was made from the proceeds of one or more Qualified Equity Offerings.

          (d) SATC has all requisite power and authority, corporate or otherwise, to execute, deliver and perform the SATC Documents. The SATC Documents have been duly and validly executed and delivered to the Bank by SATC and constitute SATC's legal, valid and binding obligations, enforceable in accordance with their respective terms.

          (e) The execution, delivery and performance by the Borrower of this Amendment, and the performance of the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower's articles of incorporation or bylaws or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or
     (iii) result in a breach or of constitute a default under any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

          (f) All of the representations and warranties contained in Article 4 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except, as amended by this First Amendment, to the extent that such representations and warranties relate solely to an earlier date.

          10. CONDITIONS. The amendments, waivers and consents set forth in this Amendment shall be effectively only if the Bank has received (or waived the receipt of) each of the following, in form and substance satisfactory to the Bank, on or before the date hereof (or such later date as the Bank may agree in writing):

          (a) This Amendment duly executed by the Borrower, each Telecommunications Subsidiary and the Guarantor below.

          (b)  The waiver fee required under paragraph 8.

          (c) A guaranty, security agreement and UCC-1 financing statement, each duly executed by SATC, as required by Section 4.4 of the Credit Agreement.

          (d) A copy of the resolutions of the board of directors of the Borrower evidencing approval of this Amendment, the Credit Agreement as amended herb, and the other matters contemplated hereby, certified as accurate by the secretary of the Borrower.

          (e) A certificate of the secretary of the Borrower and the Telecommunications Subsidiaries (i) stating that there have been no amendments to or restatements of the articles of incorporation or bylaws of the Borrower or the Telecommunications Subsidiaries as furnished to the Bank in connection with the execution and delivery of the Credit Agreement other than those that may be attached to the certificate, and (ii) certifying the names of the officers of the Borrower and the Telecommunications Subsidiaries that are authorized to sign the documents to be delivered pursuant to this Agreement, together with the true signatures of such officers.

          11. MISCELLANEOUS. The consents and waivers granted herein are limited to the express matters described herein; they do not constitute or imply any agreement to waive any breach, Default or Event of Default not expressly described herein, including but not limited to any such breach, Default or Event of Default hereafter arising. The Borrower shall pay all costs and expenses of the Bank, including attorneys' fees, incurred in connection with the drafting and preparation of this Amendment and any related documents. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Amendment, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by the substantive law of the State of Minnesota.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written, but actually on the dates set forth under their signature below.


SA TELECOMMUNICATIONS, INC.            NORWEST BANK MINNESOTA
                                       NATIONAL ASSOCIATION


By__________________________           By________________________
Its__________________________          Its________________________
Date: November 10, 1995                      Date:  11-10-95

                             CONSENT OF GUARANTORS

     Each of the undersigned, as guarantors of all indebtedness of the Borrower to the Bank under their separate guaranties, each dated July 31, 1995, hereby consents to the foregoing Amendment and acknowledges that all indebtedness arising under the Credit Agreement, as amended thereby, shall constitute Indebtedness guarantied under those guaranties. The foregoing confirmation shall not be deemed to limit the terms of the Guaranties in any manner. The undersigned acknowledge that this Consent merely confirms the terms of the Guaranties, and that no such confirmation is required in connection with this Amendment or any future amendment to or restatement of the Credit Agreement or any document executed in connection with the Credit Agreement or this Amendment.


LONG DISTANCE NETWORK, INC.            NORTH AMERICAN
                                       TELECOMMUNICATIONS
                                       CORPORATION

By____________________________         By____________________________
Its___________________________         Its____________________________

SOUTHWEST LONG DISTANCE                U.S. COMMUNICATIONS, INC.
NETWORK, INC.

By____________________________         By____________________________
Its___________________________         Its____________________________

                                       _______________________________
                                       Jack W. Matz, Jr., individually

                                                           Schedule 4.12

                                REAL PROPERTY

SA HOLDINGS, INC.: NONE, except for:

     (1) real property owned by SA Holdings in Midland, Texas that may be sold along with the sale of SATC in as described in Section 4.4 of the Agreement. The property is described as:

All of LOT Four (4), and the North One-Half (N/2) of LOT FIVE (5) in BLOCK TWENTY-TWO (22) of COWDEN ADDITION, an addition to the City of Midland, Midland County, Texas, according to the map thereof recorded in Volume 36, Page 447 of the Deed Records of Midland County, Texas.

     (2)  Lease listed as (A)(1) of Schedule 4.15

LONG DISTANCE NETWORK, INC.:

     (1)   Leases listed as (B)(1), (B)(8), (B)(9) of Schedule 4.15

     (2) Office Lease Agreement dated September 18, 1995 between Long Distance Network, Inc. and The Equitable Life Assurance Society of the United States relating to property on the 7th Floor of Allianz Financial Centre, Dallas, Texas

U.S. COMMUNICATIONS, INC.

     (1) Lease Agreement entered into as of October 27, 1995 between McCain Park IV Offices, Ltd. relating to property located at 3807 McCain Park Drive, Suite 101, North Little Rock, Arkansas, which lease replaces the Lease listed as (B)(7) of Schedule 4.15

     (2)  Leases listed as (D)(10), (D)(11), (D)(12), (D)(13), (D)(14),
(D)(15), D(16), (D)(17), (D)(18), (D)(19), (D)(20), and (D)(21) of Schedule
4.15

                                                            Schedule 4.15
Page 8
Additions to Schedule 4.15 as of 11/9/95

(1)  Addition to Section (A) for SA Telecommunications, Inc.

          (23) First Amendment to Term Credit Agreement between Norwest and SA Telecommunications, Inc.

(2) Additions to Section (B) for Long Distance Network, Inc.

          (13) Lease Agreement effective on October 11, 1995 between Telecommunications Finance Group and Long Distance Network, Inc.
          (14) Software License Agreement effective on October 11, 1995 between Siemens Stromberg-Carlson and Long Distance Network, Inc.
          (15) Office Lease Agreement dated September 18, 1995 between Long Distance Network, Inc. and The Equitable Life Assurance Society of the United States relating to property on the 7th Floor of Allianz Financial Centre, Dallas, Texas

(3) Delete Lease Agreement from Section (B)(7) for Long Distance Network, Inc. relating to Lafayette Building in Little Rock, Arkansas

(4) Addition to Section (D) for U.S. Communications, Inc.

          (23) Lease Agreement entered into as of October 27, 1995 between McCain Park IV Offices, Ltd. relating to property located at 3807 McCain Park Drive, Suite 101, North Little Rock, Arkansas, which lease replaces the Lease listed as (B)(7) of Schedule 4.15